CONSENT OF CHRISTOPHER R. POLLEK, ESQ.

I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 31 to the Registration Statement on Form N-4 for certain flexible premium variable annuity contracts issued through American Family Variable Account II of American Family Life Insurance Company (File No. 333-45592).

____/s/ Christopher R. Pollek______
Christopher R. Pollek
Associate General Counsel

April 23, 2025